Office Lease Form Under                                30226
Relinquishment Act
Revised, September 1987
GLO-19-(9-87)

                                                         OIL AND GAS
LEASE

THIS AGREEMENT is made and entered into this 23, day of October, 1995, between LESSOR, Gwen Kennedy Hunnicutt of 1809 E. 16th ST. GEORGETOWN, TEXAS 78626, herein referred to as the owner of the soil (whether one or more), and LESSEE, PILARES OIL & GAS, INC., of 3241 SOUTH FIRST ABILENE, TEXAS 79605, hereinafter called Lessee.

1. GRANTING CLAUSE. For and in consideration of the amounts stated below and of the covenants and agreements to be paid, kept and performed by Lessee under this lease, the LESSOR, hereby grants, leases and lets unto Lessee, for the sole and only purpose of prospecting and drilling for and producing oil and gas, laying pipelines, building tanks, storing oil and building power stations, telephone lines and other structures thereon, to produce, save take care of, treat and transport said products of the lease, the following lands situated in KIMBLE County, State of Texas, to-wit:

SECTION   24, ABSTRACT 1573, BLK 4 KIMBLE COUNTY, TEXAS
BEING 640 ACRES MORE OR LESS AND 62 ACRES MORE OR LESS OUT OF G.
KEITH GORDON SURVEY #14 AND 38 ACRES MORE OR LESS OUT OF G. KEITH
GORDON SVY. #3

Containing 740 acres, more or less. The bonus consideration paid for this lease is as follows:

To the State of Texas: NA
Dollars ($             )
To the owner of the soil: Gwen Kennedy Hunnicutt- LESSOR
Dollars ($3,750.00)

Total Bonus consideration:
Dollars ($3,750.00)

The total bonus consideration paid represents a bonus of Thirty
Seven Hundred Fifty Dollars
($5.00) per acre, on 740 net acres.

2. TERM. Subject to the other provisions in this lease, this lease shall be for a term of THREE YEARS from this date (herein called
"primary term") and as long thereafter as oil and gas, or either of them, is produced in paying quantities* from said land.


As used in this lease, the term "produced in paying quantities" means that the receipts from the sale or other authorized commercial use of the substance(s) covered exceed out of pocket operational expenses for the six months last past.

3. DELAY RENTALS. If no well is commenced on the leased premises on or before one (1) year from this date, this lease shall terminate, unless on or before such anniversary date Lessee shall pay or tender to the owner of the soil or to his credit Walburg State Bank, Georgetown, TX, or its successors (which shall continue as the depository regardless of changed in the ownership of said land), the specified below: Payments under this Paragraph shall operate as a rental and shall cover the privilege of deferring the commencement of a well for one (1) year from said date. Payments under this paragraph shall be in the following amounts:

To the owner of the soil: GWEN KENNEDY HUNNICUTT-LESSOR
Dollars ($740.00)

To the State of Texas: NA
Dollars ($740.00)

Total Rental:
Dollars ($           )

In a like manner and upon like payments or tenders annually, the commencement of a well may be further deferred for successive periods of one (1) year each during the primary term. All payments or tenders of rental to the owner of the soil may be made by check or sight draft of Lessee, or any assignee of this lease, and may be delivered on or before the rental paying date. If the bank designated in this paragraph (or its successor bank) should cease to exist, suspend business, liquidate, fail or be succeeded by another bank, or for any reason fail or refuse to accept rental, Lessee shall not be held in default for failure to take such payments or tenders of rental until thirty (30) days after the owner of the soil shall deliver to Lessee a proper recordable instrument naming another bank as agent to receive such payments or tenders.

4.  PRODUCTION ROYALTIES.  All Royalties to be paid to land owner.

(a) OIL. Royalty payable on oil, which is defined as including all hydrocarbons produced in a liquid form at the month of the well and also as all condensate, distillate, and other liquid hydrocarbons recovered from oil or gas run through a separator or other equipment, as hereinafter provided, shall be TWENTY PERCENT part of the gross production or the market value thereof, at the option of the owner of the soil such value to be determined by 1) the highest posted price, plus premium, if any, offered or paid for oil, condensate, distillate, or other liquid hydrocarbons, respectively, of a like type and gravity in the general area where produced and when run, 2) the highest market price thereof offered or paid in the general area where produced and when run, or 3) the gross proceeds of the sale thereof, whichever is greatest. Lessee agrees that before any gas produced from the leased premises is sold, used or processed in a plant, it will be run free of cost to the parties entitled to royalties through an adequate oil and gas separator of conventional type, or other equipment at least as efficient, so that all liquid hydrocarbons recoverable from the gas by such means will
be recovered.   The requirement that such gas be run through a
separator or other equipment may be waived in writing by the royalty owners upon such terms and conditions as they prescribe.

(b) NON PROCESSED GAS. Royalty on any gas (including flared gas), which is defined as all hydrocarbons and gaseous substances not defined as oil in subparagraph (a) above, produced from any well on said land (except as provided herein with respect to gas processed in a plant for the extraction of gasoline, liquid hydrocarbons or other products) shall be TWENTY PERCENT part of the gross production or the market value hereof, at the option of the owner of the soil such value to be based on the highest market price paid or offered for gas of comparable quality in the general area where produced and when run, or the gross price paid or offered to the producer whichever is greater; provided that the maximum presser base in measuring the gas under this lease shall not at any time exceed
14.65 pounds per square inch absolute, and the standard bas temperature shall be sixty (60) degrees Fahrenheit, correction to be made for pressure according to Boyle's Law, and for specific gravity according to tests made by the Balance Method or by the most approved method of testing being used by the industry at the time of testing.

(c) PROCESSED GAS. Royalty on any gas processed in a gasoline plant or other plant for the recovery of gasoline or other liquid hydrocarbons shall be TWENTY PERCENT part of the residue gas and the liquid hydrocarbons extracted or the market value thereof, at the option of the owner of the soil. All royalties due herein shall be based on one hundred percent (100%) of the total plant production of residue gas attributable to gas produced from this lease, and on fifty percent (50%), or that percent accruing to Lessee, whichever is greater, of the total plant production of liquid hydrocarbons attributable to the gas produced from this lease; provided that if liquid hydrocarbons are recovered from gas processed in a plant in which Lessee (or its parent, subsidiary or affiliate) owns an interest, then the percentage applicable to liquid hydrocarbons shall be fifty percent (50%) or the highest percent accruing to a third party processing gas through such plant under a processing agreement negotiated at arm's length (or if there is no such third party, the highest percent then being specified in processing agreements or contracts in the industry), whichever is greater. The respective royalties on residue gas and on liquid hydrocarbons shall be determined by 1) the highest market price paid or offered for any gas (or liquid hydrocarbons) of comparable quality in the general area, or 2) the gross price paid or offered for such residue gas (or the weighted average gross selling price for the respective grades of liquid hydrocarbons, F.O.B. at the plant in which said gas is processed), whichever is greater.

(d) OTHER PRODUCTS.  [OMITTED]

5. MINIMUM ROYALTY. For each calendar year following the date of the expiration of the primary term when this lease is held for any part of such calendar year by production, the royalty received under this lease must not be less than an amount equal to the total annual delay rental provided for in Paragraph 3. If Paragraph 3 of this lease does not specify a delay rental amount, then for the purposes of this paragraph, the delay rental amount shall be one dollar ($1.00) per acre.

6. ROYALTY IN KIND. Notwithstanding any other provision in this lease, at any time or from time to time, the owner of the soil, upon not less than sixty (60) days notice to the holder of the lease, require that the payment of any royalties accruing to such royalty owner under this lease be made in kind.

7. NO DEDUCTIONS. Lessee agrees that all royalties accruing under this lease (including those paid in kind) shall be without deduction for the cost of producing, gathering, storing, separating, treating, dehydrating, compressing, processing, transporting, and otherwise making the oil, gas and other products hereunder ready for sale or use. Lessee agrees to compute and pay royalties on the gross value received, including and reimbursement for severance taxes and production related costs. ROYALTIES WILL BE SUBJECT TO THEIR PROPORTIONATE PART OF SEVERANCE TAXES.

8. PLANT FUEL AND RECYCLED GAS. No royalty shall be payable on any gas as may represent this lease's proportionate share of any fuel used to process gas produced hereunder in any processing plant. Notwithstanding any other provision of this lease, and subject to the written consent of the owner of the soil and the Commissioner of the General Land Office, Lessee may recycle gas for gas lift purposes on the leased premises or for injection into any oil or gas producing formation underlying the leased premises after the liquid hydrocarbons contained in the gas have been removed; no royalties shall be payable on the recycled gas until it is produced and sold or used by Lessee in a manner which entities the royalty owners to a royalty under this lease.

9. ROYALTY PAYMENTS AND REPORTS. All royalties which are required to be paid under this lease shall be due and payable in the following manner: Royalty on oil and gas is due and must received by Lessor on or before the 15th day of the second month succeeding the month of production.

10.  PERMITS, REPORTS, AND RESERVES. [OMITTED]

11. DRY HOLE CLAUSE. If, during the primary term hereof and prior to discovery and production of oil or gas on said land. Lessee should drill a dry hole or holes thereon, or if, after discovery and production of oil or gas, the production hereof should cease from any cause, this lease shall not terminate if, on or before the rental paying date next ensuing after the expiration of sixty (60) days from date of completion of said dry hold or cessation of production. Lessee commences additional drilling or reworking operations thereon, or commences or resumes the payment of annual delay rental in the same manner as provided in Paragraph 3 of this lease. If a dry hole be completed and abandoned during the last year of the primary term, Lessee's rights shall remain in full force and effect without further operations until the expiration of the primary term. Should the first well or any subsequent well drilled on the above described land be completed as a shut-in oil or gas well within the primary term hereof, Lessee may resume payment of annual rental in the same manner as provided in Paragraph 3 in this lease on or before the rental paying date next ensuing after sixty
(60) days from the date of completion of such shut-in oil or gas well, and upon the failure to make such annual rental payment, this lease shall ipso facto terminate. If at the expiration of the primary term or at any time thereafter shut-in oil or gas well is located on the leased premises, payments may be made in accordance with the provisions of Paragraph 14 of this lease.

12. DRILLING AND REWORKING AT EXPIRATION OF PRIMARY TERM. If, at the expiration of the primary term, neither oil nor gas is being produced on said land, but Lessee is then engaged in drilling or reworking operations thereon, this lease shall remain in force so long as operations on said well or for drilling or reworking of any additional well are prosecuted in good faith and in workmanlike manner without interruptions totaling more than sixty (60) days during any one such operation, and if they result in the production of oil and/or gas, so long thereafter as oil and/or gas is produced in paying quantities from said land, or payment of shut-in oil or gas well royalties or compensatory royalties is made as provided in this lease.

13. CESSATION, DRILLING AND REWORKING. In the event production of oil or gas on the leased premises after once obtained shall cease from any cause at the expiration of the primary term thereof or at any time or times thereafter, this lease shall not terminate if Lessee commences additional drilling or reworking operations within sixty (60) days thereafter, and the lease shall remain in full force and effect so long as such operations continue in good faith and in a workmanlike manner without interruptions totaling more than sixty
(60) days during any one such operation; and if such drilling or reworking operations result in the production of oil or gas, the lease shall remain in full force and effect so long as oil or gas is produced therefrom in paying quantities or payment of shut-in oil or gas royalties or compensatory royalties is made as hereinafter provided or as provided elsewhere in the statutes of the State of Texas.

14.  SHUT IN ROYALTIES.  If, at the expiration of the primary term or at any time thereafter, a well or wells capable of producing oil or gas in paying quantities is located on the leased premises but oil or gas is not being produced for lack of suitable production facilities or a suitable market, and the lease is not being maintained in force and effect, Lessee may pay as a shut-in oil or gas royalty an amount equal to double the annual rental provided in Paragraph 3 of this lease but not less than $1,200 a year for each well capable of producing oil or gas in paying quantities. If Paragraph 3 of this lease does not specify delay rental amount, then for the purposes of this
 .................[rest of this line is not legible]     any shut-in
oil or gas royalty must be paid on or before: (1) the expiration of the primary term, (2) 60 days after the lessee ceases to produce oil or gas from the leased premises, or (3) 60 days after lessee completes a drilling and reworking operation in accordance with the lease provisions; whichever date is latest. If the shut-in oil or gas royalty is paid, the lease shall be considered to be a producing lease and the payment shall extend the term of the lease for a period of one (1) year from the end of the primary term or from the first day of the month next succeeding the month in which production ceased and after that, if no suitable production facilities or suitable market for the oil or gas exists, Lessee may extend the lease for four (4) additional and successive periods of one year by paying the same amount each year on or before the expiration of the extended term. If, during the period the lease is kept in effect by payment of the shut-in oil or gas royalty, oil or gas is sold and delivered in paying quantities from a well located within 1,000 feet of the leased premises and completed in the same producing reservoir or, in any case in which drainage is occurring, the right to continue to extend the lease by paying the shut-in oil or gas royalty shall cease. The lese shall remain effective for the remainder of the year for which the royalty has been paid and for four (4) additional and successive periods of one year each by the Lessee paying compensatory royalty at the royalty rate provided in the lease of the value at the well of production from the well that is causing the drainage or that is completed in the same producing reservoir and within 1,000 feet of the leased premises. If the compensatory royalty paid in any 12-month period is in an amount less than the annual shut-in oil or gas royalty, Lessee shall pay an amount equal to the difference within 30 days from the end of the 12-month period. None of these provisions will relieve Lessee of the obligation of reasonable development or the obligation to drill offset wells as provided in Texas Natural Resources Code Section52.173.

15. DEVELOPMENT. Notwithstanding any provision of this lease to the contrary, after a well producing, or capable of producing, oil or gas has been completed on the leased premises, Lessee shall exercise the diligence of a reasonably prudent operator in drilling such additional well o wells as my be reasonably necessary for the proper development of the leased premises and in marketing the oil and gas produced. In the event this lease is in force and effect three (3) years after the expiration date of the primary term, it shall then terminate as to all of the leased premises, EXCEPT: 1) 40 acres surrounding each producing oil well and 320 acres surrounding each producing gas well (including a shut-in oil or gas well as provided in Paragraph 14 of this lease), or a well upon which Lessee is then engaged in continuous drilling or reworking operations, or
2) the number of acres included in a producing pooled unit pursuant to Texas Natural Resources Code Section52.151 - Section52.153, or 3) such greater or lesser number of acres as may then be allocated for production purposes to a proration unit for each such producing well under the rules and regulations of the Railroad Commission of Texas or any successor agency, or other governmental authority having jurisdiction. "Producing" as used in this lease means producing in paying quantities. The acreage retained under this provision as to each well shall, as nearly as practical, be in the form of a square with the well located in the center. Lessee shall execute and record a release or releases containing a satisfactory description of the acreage terminated under this provision.

16. OFFSET WELLS. Neither the bonus, delay rentals, nor royalties paid, or to be paid, under this lease shall relieve Lessee of his obligation to protect the oil and gas under the above-described land from being drained. To prevent drainage, Lessee is obligated to drill as many wells as the facts may justify and to the depth or depths necessary for effective protection against undue drainage.
In addition, if a draining well which is producing in commercial quantities is located within 1, 000 feet of the above-described land, or in any case where the above described land is being drained, Lessee is statutorily obligated to drill an offset well on the leased premises within 100 days after the draining well begins production in commercial quantities. Failure to satisfy the statutory offset obligation may subject this lease and the owner of the soil's agency rights to forfeiture. Only upon the determination of the Commissioner of the General Land Office and with his written approval may the payment of compensatory royalty satisfy obligation to drill an offset well or wells required under this paragraph.

17. FORCE MAJEURE. If, after a good faith effort, Lessee is prevented from complying with any express or implied covenant of this lease, from conducting drilling operations on the leased premises, or from producing oil or gas from the leased premises by reason of war, rebellion, riots, strikes, acts of God, or any valid order, rule or regulation of government authority, then while so prevented, Lessee's obligation to comply with such covenant shall be suspended and Lessee shall not be liable for damages for failure to comply with such covenants; additionally, this lease shall be extended while Lessee is prevented, by any such cause, from conducting drilling and reworking operations or from producing oil or gas from the leased premises. However, nothing in this paragraph shall suspend the payment of delay rentals in order to maintain this lease in effect during the primary term in the absence of such drilling or reworking operations or production of oil or gas.

18. WARRANTY CLAUSE. The owner of the soil warrants and agrees to defend title to the leased premises. I f the owner of the soil defaults in payments owned on the leased premises, then Lessee may redeem the rights of the owner of the soil in the leased premises by paying any mortgage, taxes or other liens on the leased premises.
If Lessee makes payments on behalf of the owner of the soil under this paragraph, Lessee may recover the cost of these payments from the rental and royalties due the owner of the soil.

19. PROPORTIONATE REDUCTION CLAUSE. If the owner of the soil owns less than the entire undivided surface estate in the above described land, whether or not Lessee's interest is specified herein, then the royalties and rental herein provided to be paid to the owner of the soil shall be paid to him in the proportion which his interest bears to the entire undivided surface estate.

20. USE OF WATER. Lessee shall have the right to sue water produced on said land necessary for operations under this lease except water from wells or tanks of the owner of the soil; provided, however, Lessee shall not use potable water or water suitable for livestock or irrigation purposes for waterflood operations without the prior consent of the owner of the soil.

21. AUTHORIZED DAMAGES. Lessee shall pay the owner of the soil for damages caused by its operations to all personal property, improvements, livestock and crops on said land.

22. PIPELINE DEPTH. When requested by the owner of the soil, Lessee shall bury its pipeline below plow depth.

23. WELL LOCATION LIMIT. No well shall be drilled nearer than two hundred (200) feet to any house or barn now on said premises without the written consent of the owner of the soil.

24. CONSERVATION CLAUSE. Lessee shall have the exclusive right to build, operate and maintain pits, reservoirs, pickup stations and plants for the purpose of picking up and conserving waste oil that flows down the creeks, ravines and across the leased premises, whether such waste oil is produced from the leased premises or from other lands.

25. REMOVAL OF EQUIPMENT. Subject to limitations in this paragraph, Lessee shall have the right to remove machinery and fixtures placed by Lessee on the leased premises, including the right to draw and remove casing, within on hundred twenty (120) days after the expiration or the termination of this lease unless the owner of the soil grants Lessee an extension of this 120 day period.
 However, Lessee may not remove casing from any well capable of producing oil and gas in paying quantities. Additionally, Lessee may not draw and remove casing until after thirty (30) days written notice to the Commissioner of the General Land Office and to the owner of the soil. The owner of the soil shall become the owner of any machinery, fixtures, or casing which are not timely removed by Lessee under the terms of this paragraph.

26. (a) ASSIGNMENTS. Under the conditions contained in this paragraph and Paragraph 28 of this lease, the rights and estates of either party to this lease may be assigned, in whole or in part, and the provisions of this lease shall extend to and be binding upon their heirs, devisees, legal representatives, successors and assigns. However, a change or division in ownership of the land, rentals or royalties will not enlarge the obligations of Lessee, diminish the rights, privileges and estates of Lessee, impair the effectiveness of any payment made by Lessee or impair the effectiveness of any act performed by Lessee. And no change or division in ownership of the land, rentals, or royalties shall bind Lessee for any purpose until thirty (30) days after the owner of the soil (or his heirs, devisees, legal representatives or assigns) furnishes the Lessee with satisfactory written evidence of the change in ownership, including the original recorded muniments of title (or a certified copy of such original) when the ownership changed because of a conveyance. A total or partial assignment of this lease shall, to the extent of the interest assigned, relieve and discharge Lessee of all subsequent obligations under this lease.
 If this lease is assigned in its entirety as to only part of the acreage, the right and option to pay rentals shall be apportioned as between the several owners ratably, according to the area of each, and failure by one or more of them to pay his share of the rental shall not affect

(b) ASSIGNMENT LIMITATION. [OMITTED]

27. RELEASES. Under the conditions contained in this paragraph and Paragraph 28, Lessee may at any time execute and deliver to the owner of the soil and place of record a release or releases covering any portion or portions of the leased premises, and thereby surrender this lease as to such portion or portions, and be relieved of all subsequent obligations as to acreage, surrendered. If any part of this lease is properly surrendered, the delay rental due under this lease shall be reduced by the proportion that the surrendered acreage bears to the acreage which was covered by this lease immediately prior to such surrender; however, such release will not relieve Lessee of any liabilities which may have accrued under this lease prior to the surrender of such acreage.

28. FILING OF ASSIGNMENTS AND RELEASES. If all or any part of this lease is assigned or released, such assignment or release must be recorded in the county where the land is situated.

29.  LEASE FILING. [OMITTED]

30. DISCLOSURE CLAUSE. All provisions pertaining to the lease of the above-described land have been included in this instrument, including the statement of the true consideration to be paid for the execution of this lease and the rights and duties of the parties. Any collateral agreements concerning the development of oil and gas from the leased premises which are not contained in this lease render this lease invalid.

31.  FIDUCIARY DUTY. [OMITTED]

32. FORFEITURE. If Lessee shall fail or refuse to make the payment of any sum within thirty days after it becomes due, or if Lessee or an authorized agent should knowingly make any false return or false report concerning production or drilling, or if Lessee shall fail or refuse to drill any offset well or wells in good faith as required by law, if Lessee should fail to file reports in the manner required by law or fail to comply with rules and regulations promulgated by the Railroad Commission, or if Lessee should refuse the proper authority access to the records pertaining to operations, or if Lessee or an authorizes agent should knowingly fail or refuse to give correct information to the proper authority THIS LEASE WILL BE SUBJECT TO FORFEITURE BY LESSOR.

33.  RAILROAD COMMISSION HEARINGS ON GAS. [OMITTED]

34. [OMITTED]

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

STATE OF TEXAS
BY: NA
Individually and as agent for the State of Texas

GWEN KENNEDY HUNNICUTT
BY: /s/Gwen Kennedy Hunnicutt
Individually

STATE OF TEXAS
BY: NA
Individually and as agent for the State of Texas

STATE OF TEXAS
BY: NA
Individually and as agent for the State of Texas

Ashby Lease. If in the event Pilares Oil and Gas, Inc., or its assignees acquires the Oil and Gas Lease, called the Ashby Lease, currently in force on Section 23 of Lessor's land, the terms and conditions of this lease shall supersede the Ashby lease.

If in the event the Ashby well is plugged and Section 23 becomes available, first right of refusal to lese Section 24 will be offered by Lessor to Lessee under the same terms and conditions as this lease.

STATE OF TEXAS
COUNTY OF (unknown)

This instrument acknowledged before me on October 25, 1995 by Gwen Kennedy Hunnicutt.

/s/Judy Belle Horick
Notary Public in and for (unknown) County, Texas
My commission expires:

[SEAL]

STATE OF TEXAS
COUNTY OF

This instrument acknowledged before me on
       by                                   .

Notary Public in and for                          County, Texas
My commission expires:


STATE OF TEXAS
COUNTY OF

This instrument acknowledged before me on
       by                                   .

Notary Public in and for                          County, Texas
My commission expires:

STATE OF TEXAS
COUNTY OF

This instrument acknowledged before me on
       by                                   .
Notary Public in and for                          County, Texas
My commission expires:

FILED FOR RECORD 30226

The 4th day of March
A.D., 1997
At 4:30 O'Clock P.M.

ELAINE CARPENTER/(/s/initials)
COUNTY CLERK, KIMBLE COUNTY, TEXAS.

/s/ Elaine Carpenter
County Clerk, Kimble County, Texas

VOL. 15   PAGE 788
RECORDED March 13, 1997

By
HAYDEE TORRES, DEPUTY
NICOLE NEWDURY, DEPUTY

STATE OF TEXAS
COUNTY OF KIMBLE
I hereby certify that this instrument was FILED FOR RECORD on the date and at the time entered hereon by me and was duly RECORDED in the Volume and Page of the Oil and Gas Lease Records of Kimble
County, Texas.

ANY PROVISION HEREIN WHICH RESTRICTS THE SALE, RENTAL OR USE OF THE DESCRIBED REAL PROPERTY BECAUSE OF COLOR OR RACE IS INVALID AND
UNENFORCEABLE UNDER FEDERAL LAW.